UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2012

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 North First Street

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 19, 2012, Ditech Networks, Inc. issued a press release announcing Ditech Networks financial results for the quarter and year ended April 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

The information in this Item 2.02 and in Exhibit 99.1 attached to this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by Ditech Networks under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012, the Compensation Committee of Ditech Networks took the following actions:

1.             Established fiscal 2013 salaries for the executive officers, as follows:

a.	Kenneth Naumann:	$252,000 (a 5% increase from fiscal 2012)
b.	William Tamblyn:	$266,666 (no increase from fiscal 2012)
c.	Karl Brown:	$205,000 (no increase from fiscal 2012)

2.             Established fiscal 2013 target bonuses for the executive officers, as follows:

a.	Kenneth Naumann:	$120,000
b.	William Tamblyn:	$133,333
c.	Karl Brown:	$ 40,000

3.             Established the Ditech Networks, Inc. 2013 Executive Management Bonus Plan, as follows:

Bonuses pursuant to the 2013 Management Bonus Plan will be earned based on (i) limitations based on Ditech Networks, Inc. performance, (ii) individual executive target bonuses (set forth above), (iii) component weighting factors,  (iv) an overall maximum bonus limitation of 200% of target bonus, (v) company performance as against the company’s 2013 operating plan (the “Fiscal 2013 Plan”) based on revenues and non-GAAP operating loss (operating loss adjusted to remove stock compensation charges), (vi) individual performance as against established individual goals, and (vii) a discretionary portion.  Weighting of the performance components is 40% revenue, 30% non-GAAP operating loss, 20% individual goals, and 10% discretionary bonus.  The 2013 Management Bonus Plan is attached hereto as Exhibit 10.1, and this summary is qualified in its entirety by reference to the 2013 Management Bonus Plan as so attached.

The Compensation Committee also determined that: (a) Mr. Naumann’s actual bonus payable shall be assessed and determined quarterly, with up to $30,000 payable per quarter, with the actual amount determined in accordance with the Fiscal 2013 Plan; (b) Mr. Tamblyn’s actual bonus payable shall be assessed and determined for the full fiscal year 2013, with the actual amount determined in accordance with the Fiscal 2013 Plan (provided that no bonus shall be payable unless actual revenues for fiscal 2013 equal or exceed Fiscal 2013 Plan revenues); and (c) Mr. Brown’s actual bonus payable under the Fiscal 2013 Plan shall be determined in the same manner as Mr. Tamblyn’s.

5.             Established a sales bonus target for fiscal 2013 for Mr. Brown, in the amount of $30,000, payable in four quarterly installments, provided that no quarterly installment shall be payable if Fiscal 2013 Plan PhoneTag revenues for the quarter are not met.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Ditech Networks, Inc. 2013 Management Bonus Plan
10.2*	Amendment No. 2 to the Reseller Agreement, dated October 10, 2010, between Ditech Networks, Inc. and Simulscribe LLC.
99.1	Press Release issued on June 19, 2012, announcing financial results of Ditech Networks, Inc. for the quarter and year ended April 30, 2012

*  Inadvertently not filed earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DITECH NETWORKS, INC.

Dated: June 21, 2012	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Ditech Networks, Inc. 2013 Management Bonus Plan
10.2*	Amendment No. 2 to the Reseller Agreement, dated October 10, 2010, between Ditech Networks, Inc. and Simulscribe LLC.
99.1	Press Release issued on June 19, 2012, announcing financial results of Ditech Networks, Inc. for the quarter and year ended April 30, 2012

*  Inadvertently not filed earlier.